Exhibit 10.38
INDEMNITY AGREEMENT
THIS AGREEMENT is entered into on the                 day of October, 2007,

BETWEEN:
ASPREVA PHARMACEUTICALS CORPORATION, a company incorporated under the laws of British Columbia, and having its registered office at 2500-700 West Georgia Street, Vancouver, BC, V7Y 1B3
(the “Company”)
AND:

(the “Indemnitee”)
     WHEREAS, the Indemnitee has agreed to serve, or to continue to serve, as a Director or Officer, subject to the Company providing the Indemnitee with the indemnity provided herein;
     AND WHEREAS in order to induce the Indemnitee to serve, or to continue to serve, as a Director or Officer, the Company has agreed to provide the Indemnitee with the indemnity provided herein;
     NOW THEREFORE, in consideration of the Indemnitee agreeing to serve or continue to serve as a Director or Officer, as set out above, and the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	AGREEMENT. This Agreement shall supersede and replace entirely all prior agreements entered into between the Indemnitee and the Company relating to the subject matter hereof.
2.	DEFINITIONS. In this Agreement, except as otherwise expressly provided:
(a)	the term “Associated Corporation” means a corporation or entity referred to in paragraph (c)(ii) and (iii);

(b)	the terms “corporation” and “director” shall have the meanings as defined in the Business Corporations Act (British Columbia), as amended from time to time, or any successor legislation;

(c)	the terms “Director” and “Officer” include an individual who:
(i)	is or was a director or officer of the Company;

(ii)	is or was a director or officer of another corporation:

A.	at a time when the corporation is or was an affiliate of the Company as defined in the Business Corporations Act (British Columbia), as amended from time to time, or any successor legislation; or

B.	at the request of the Company; or

C.	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;
(d)	the term “Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or any amount paid in settlement of, an Eligible Proceeding;

(e)	the term “Eligible Proceeding” means a proceeding in which the Indemnitee or any of the heirs and personal or other legal representatives of the Indemnitee, by reason of the Indemnitee being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an Associated Corporation:
(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
(f)	the term “Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding;

(g)	the term “Proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed; and

(h)	the term “Indemnitee” includes, except (i) where referred to in the preambles, (ii) in the definition of “Eligible Proceeding” and (iii) in sections 3(d) and (i), and sections 5(c) and (d), the heirs and personal or other representatives of the Indemnitee.
3.	GENERAL INDEMNITY. The Company agrees, subject to the provisions of sections 5 and 6, to indemnify and save the Indemnitee harmless, to the full extent permitted by law, including but not limited to the extent permitted under the Business Corporations Act (British Columbia), as the same exists on the date hereof or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted prior to such amendment) from and against:
(a)	any and all costs, charges, expenses, fees, damages or liabilities (including legal or other professional fees and disbursements); and

(b)	without limitation of section 3(a), all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, including, without limitation, any federal, provincial, state, regional or municipal government;
regardless of when they arose and howsoever arising, and whether arising in law, equity, under statute, regulation or ordinance, and in whatever jurisdiction and whether incurred alone or jointly with others, which the Indemnitee may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any action, suit, proceeding, arbitration, assessment, order, investigation, discovery, enquiry, hearing or claim, whether civil, criminal, administrative or other process howsoever arising (each of which is hereinafter referred to as a “Claim”), and arising out of or in connection with:
(c)	the affairs of the Company or any Associated Corporation; or

(d)	the exercise by the Indemnitee of the Indemnitee’s powers or the performance of the Indemnitee’s duties as a Director or Officer;
     which may be brought, commenced, made, prosecuted or threatened against:
(e)	the Indemnitee; or

(f)	the Company or any Associated Corporation; or

(g)	any subsidiary of the Company or other entity in which the Company may have an interest (an “Other Entity”); or

(h)	any of the other directors or officers of the Company or any Associated Corporation or Other Entity or any person acting in a similar capacity;
for or in respect of which:
(i)	the Indemnitee is made a party by reason of the Indemnitee being a Director or Officer or otherwise having been a director or employee or officer of the Company or any Associated Corporation (or at the request of the Company a director or officer of or in a similar capacity with any Other Entity); or

(j)	the Indemnitee may or may be required to participate, whether by providing evidence or otherwise;
including, without limitation, any and all costs, charges, expenses, fees, damages or liabilities which the Indemnitee may suffer, sustain or incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of the Indemnitee’s own or other counsel or other professional advisor, or any amount paid to settle any Claim or satisfy any judgment, fine or penalty.
4.	INDEMNITY OF DIRECTOR OR OFFICER. Without limiting the generality of the foregoing, subject to sections 5 and 6, the Company shall indemnify the Indemnitee against each Eligible Penalty to which the Indemnitee is or may be liable and, after the final disposition of an Eligible Proceeding, shall pay the Expenses actually and reasonably incurred by the Indemnitee in respect of that proceeding.
5.	LIMITATIONS ON INDEMNITY. Notwithstanding any other provisions of this Agreement, the Company shall not indemnify the Indemnitee against any Eligible Penalty pursuant to section 4 or pay any Expenses of the Indemnitee pursuant to sections 4, 7 or 8:
(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay Expenses and, at the time that the agreement to indemnify or pay Expenses was made, the Company was prohibited from giving the indemnity or paying the Expenses by its notice of articles or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay Expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the Expenses by its notice of articles or articles;

(c)	if, in relation to the subject matter of an Eligible Proceeding, the Indemnitee did not act honestly and in good faith with a view to the best interests of the Company or the Associated Corporation, as the case may be;

(d)	in the case of an Eligible Proceeding other than a civil proceeding, if the Indemnitee did not have reasonable grounds for believing that the Indemnitee’s conduct in respect of which the proceeding was brought was lawful; or

(e)	if an Eligible Proceeding is brought against the Indemnitee by or on behalf of the Company or by or on behalf of an Associated Corporation, in respect of the proceeding.
6.	EXCLUSION TO INDEMNITY. Notwithstanding any other provision of this Agreement, the Company will not be obligated under this Agreement to indemnify the Indemnitee for any costs, charges, expenses, fees, damages, liabilities or Eligible Penalty (herein referred to as “Liabilities”) or pay Expenses of the Indemnitee:
(a)	if the Company is prohibited by applicable law from providing such indemnity or making such payments;

(b)	if such Liabilities or payments have been paid to, or on behalf of, the Indemnitee under an insurance policy, except in respect of any excess beyond the amount paid under such insurance;

(c)	for which Liabilities or payments the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement; or

(d)	resulting from a claim decided in an Eligible Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee was not legally entitled, including any profits made from the purchase or sale by the Indemnitee of securities of the Company.
7.	MANDATORY PAYMENT OF EXPENSES. Subject to sections 5 and 6, the Company shall, after the final disposition of an Eligible Proceeding, pay the Expenses actually and reasonably incurred by the Indemnitee in respect of that proceeding if the Indemnitee:
(a)	has not been reimbursed for those Expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the Eligible Proceeding or is substantially successful on the merits in the outcome of the Eligible Proceeding.
8.	ADVANCE PAYMENT OF EXPENSES. Subject to sections 5 and 6, the Company shall pay, as they are incurred in advance of the final disposition of an Eligible Proceeding, Expenses actually and reasonably incurred by an Indemnitee in respect of that proceeding; provided, however, that Expenses of defence need not be paid as incurred and in advance where a court of competent jurisdiction has decided that the Indemnitee is not entitled to be advanced such Expenses or indemnified pursuant to this Agreement. The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it is ultimately determined that the payment of Expenses is prohibited as contemplated in sections 5 or 6 or that the Indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.
9.	ENFORCEMENT. If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.
10.	SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
11.	NOTICE. The Indemnitee, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and co-operation as it may reasonably require.
12.	INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the notice of articles or articles of the Company or under applicable corporate law.
13.	CONTINUATION OF INDEMNIFICATION. The indemnification under this Agreement shall continue as to the Indemnitee even though the Indemnitee may have ceased to be a Director or Officer and shall enure to the benefit of the heirs and personal representatives of the Indemnitee.
14.	COVERAGE OF INDEMNIFICATION. The indemnification under this Agreement shall cover the Indemnitee’s service as a Director or Officer prior to or after the date of the Agreement.
15.	APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of British Columbia.
16.	BENEFIT. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.
17.	SEVERABILITY. If any provision of this Agreement is determined at any time by a court of competent jurisdiction to be invalid, illegal or unenforceable such provision or part thereof shall be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted herefrom.
18.	FURTHER ASSURANCES. Each party agrees to take all such actions and execute all such documents within its power as may be necessary or desirable to carry out or implement and give full effect to the provisions and intent of this Agreement.
19.	TIME OF ESSENCE. Time is the essence of this Agreement and no extension of time shall constitute a waiver of this provision.
20.	WAIVERS. No waiver of, no consent with respect to, and no approval required under any provision of this Agreement will be effective unless in writing executed by the party against whom such waiver, consent or approval is sought to be enforced, and then any such waiver, consent or approval will be effective only in the specific instance and for the specific purpose given.
21.	FACSIMILE AND COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which when taken together will constitute this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

ASPREVA PHARMACEUTICALS CORPORATION
Per: __________________________
Authorized Signatory
SIGNED, SEALED AND DELIVERED by	)
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